                                                                   Exhibit 21.1

                       INVITROGEN CORPORATION SUBSIDIARIES

I.   PRE-MERGER INVITROGEN ENTITIES

         ETHROG BIOTECHNOLOGIES LIMITED (Israel)

         INVITROGEN B.V.(The Netherlands)

             NOVEX Related Subsidiaries:

             NOVEX ELECTROPHORESIS GmbH (Germany)

                    Novex Electrophoresis GmbH Subsidiary:

                    SERVA ELECTROPHORESIS GmbH  (Germany)

             Research Genetics Equity Investments:

             BIOVENTURES, INC. (Alabama)
             GENE EXPRESS, INC. (Colorado)
             INTEGRIDERM, INC. (Delaware)

II.  ASIA PACIFIC

         INVITROGEN ASIA PACIFIC, INC. (Delaware)

             IVGN Asia Pacific Subsidiary:

             INVITROGEN TAIWAN LIMITED (Taiwan)

         INVITROGEN AUSTRALIA PTY LIMITED (Australia)

             IVGN Australia Subsidiary:

             FRIMU PTY. LTD. (Australia)

         INVITROGEN HONG KONG LIMITED  (Hong Kong)

         INVITROGEN K.K. (Japan)

         INVITROGEN NEW ZEALAND LIMITED (New Zealand)

             IVGN New Zealand Limited Subsidiary:

             PHOENIX CHEMICALS LTD. (New Zealand)

         INVITROGEN SINGAPORE PTE. LTD. (Singapore)

         LABORATORY SERVICES LIMITED (New Zealand)

         INVITROGEN MAURITIUS LIMITED (Mauritius)

             Invitrogen Mauritius Subsidiaries:

                    LIFE TECHNOLOGIES DO BRASIL LTDA.(Brazil)
                    INVITROGEN (INDIA) PRIVATE LIMITED (India)

III. EUROPE

         INVITROGEN AB (Sweden)

         INVITROGEN A/S (Denmark)

         INVITROGEN HOLDINGS (Scotland)

             IVGN Holdings Subsidiaries:

             GIBCO LEASING LIMITED (Scotland)

             INVITROGEN EUROPE LIMITED (Scotland)

                    IVGN Europe Limited Subsidiaries:

                    INVITROGEN AG (Switzerland)
                    INVITROGEN GmbH (Germany)
                    INVITROGEN NORGE AS (Norway)
                    INVITROGEN S.A.R.L. (France)
                    LIFE TECHNOLOGIES B.V. (Netherlands)
                    N.V. INVITROGEN S.A. (Belgium)

             INVITROGEN LIMITED (Scotland)

                    IVGN Limited Subsidiary:

                    GIBCO BIO-CULT DIAGNOSTICS LIMITED (Scot)

             LIFE TECHNOLOGIES (EUROPE) LIMITED (Scotland)

         INVITROGEN S.A. (Spain)

         INVITROGEN S.R.L. (Italy)

IV.  AMERICAS

         CUSTOM PRIMERS, INC. (California)

             Custom Primers Subsidiary:

             PROTOGENE LABORATORIES INC. (California)

         INVITROGEN CANADA, INC. (Ontario)

         LIFE TECHNOLOGIES ARGENTINA S.A. (Argentina)

         LIFE TECHNOLOGIES DO BRASIL LTDA. (Brazil)

         LIFE TECHNOLOGIES FOREIGN SALES CORPORATION (Barb)

         LIFE TECHNOLOGIES URUGUAY S.A. (Uruguay)

         SERUM TECHNOLOGIES HOLDINGS, INC. (Delaware)

V.   FORMER DEXTER ENTITIES

         DEXTER CORPORATION FOUNDATION, INC.(Connecticut)

         DEXTER ENVIRONMENTAL ASSURANCE LTD. (Bermuda)

         DEXTER EUROPE S.A. (Belgium)

         DEXTER HOLDINGS (England)

             Dexter Holdings Subsidiary:

             DEXTER U.K. LIMITED (England)

                    Dexter U.K. Ltd. Subsidiaries:

                    DEXTER OVERSEAS LIMITED (England)
                    DEXTER SPECIALTY CHEMICALS LTD. (England)
                    DEXTER SPECIALTY MATERIALS LIMITED (Scotland)
                    KETTLEBROOK INSURANCE COMPANY, LTD.(Berm)

         DEXTER HOLDINGS B.V. (The Netherlands)

                    Dexter Holdings B.V. Subsidiary:

                    DEXTER EUROPE B.V. (The Netherlands)

             DEXTER POWDERS, INC. (Delaware)

             DEXTER (RPI), INC. (Delaware)

             KETTLEBROOK INSURANCE COMPANY, LTD. (Bermuda)